UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2016 (July 21, 2016)

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam, Suite 2100, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 860-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 21, 2016, Genesis Energy, L.P. entered into an Underwriting Agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC, in connection with our public offering of common units representing limited partner interests in us (the “Common Units”).

The Underwriting Agreement provides for, among other things, the issuance and sale by us of an aggregate of 8,000,000 Common Units at a public offering price of $37.90 per Common Unit. In addition, we granted the underwriter a 30-day option to purchase up to an additional 1,200,000 Common Units from us.

The Common Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to our effective Registration Statement on Form S-3 (Registration No. 333-203259), as amended by Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2, as supplemented by the Prospectus Supplement dated July 21, 2016, relating to the Common Units, filed with the SEC pursuant to Rule 424(b) of the Securities Act. The closing of the sale of the Common Units is expected to occur on July 27, 2016.

The Underwriting Agreement provides that the obligation of the underwriter to purchase the Common Units is subject to receipt of legal opinions by counsel and to other customary conditions. The underwriter is obligated to purchase all the Common Units if it purchases any of the Common Units. We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities.

The Underwriting Agreement contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them. Accordingly, the Underwriting Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 and is incorporated into this Item 1.01 by reference. The description of the Underwriting Agreement contained herein is qualified in its entirety by the full text of such exhibit.

From time to time, the underwriter and its affiliates have provided, or may in the future provide, various investment banking, commercial banking, financial advisory, brokerage and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees and expense reimbursement. The underwriter and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. An affiliate of the underwriter is a lender under our revolving credit facility and could receive a portion of the proceeds from the Common Units offering by us pursuant to the repayment of outstanding borrowings under our revolving credit facility with such proceeds.

Item 8.01.	Other Events.

On July 21, 2016, we issued a press release announcing the commencement of a public offering of 8,000,000 Common Units. A copy of the press release is attached as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

On July 22, 2016, we issued a press release announcing the pricing of a public offering of 8,000,000 Common Units. A copy of this press release is attached as Exhibit 99.2 and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibits.

1.1	Underwriting Agreement dated July 21, 2016 between Genesis Energy, L.P. and RBC Capital Markets, LLC

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the Common Units

8.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding certain federal income tax matters

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1)

23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 8.1)

99.1	Press release of Genesis Energy, L.P. dated July 21, 2016

99.2	Press release of Genesis Energy, L.P. dated July 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS ENERGY, L.P. (a Delaware limited partnership)
	By:	GENESIS ENERGY, LLC, as its sole general partner

Date: July 27, 2016	By:	/s/ Robert V. Deere
Robert V. Deere Chief Financial Officer

EXHIBIT INDEX

1.1	Underwriting Agreement dated July 21, 2016 between Genesis Energy, L.P. and RBC Capital Markets, LLC

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the Common Units

8.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding certain federal income tax matters

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1)

23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 8.1)

99.1	Press release of Genesis Energy, L.P. dated July 21, 2016

99.2	Press release of Genesis Energy, L.P. dated July 22, 2016